Exhibit 99.1

Contact:Anthony D. Ishaug

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

YEAR END RESULTS

Minneapolis, MN (February 18, 2026)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 27, 2025 of $41,654,100 or $11.30 per share diluted compared to net income of $39,954,200 or $10.89 per share diluted in 2024. The fourth quarter 2025 net income was $9,959,900 or $2.69 per share diluted compared to net income of $9,583,100 or $2.60 per share diluted for the same period last year. Revenues for the year ended December 27, 2025 were $86,055,700, up from $81,289,100 in 2024.

“During the year, Winmark made significant investments in marketing, technology, and innovation. We will continue to build a strong foundation in these areas to support our franchisees and enhance our shared business model.” Commented Brett D. Heffes, Chair and Chief Executive Officer.

Winmark - the Resale Company®, is a nationally recognized franchisor focused on sustainability and small business formation.  We champion and guide entrepreneurs interested in operating one of our award winning resale franchises: Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  At December 27, 2025, there were 1,378 franchises in operation and over 2,800 available territories.  An additional 82 franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(Unaudited)

	December 27, 2025	December 28, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$10,295,700	$12,189,800
Restricted cash	165,000	140,000
Receivables, net	1,483,500	1,336,400
Income tax receivable	463,600	96,400
Inventories	362,500	397,600
Prepaid expenses	1,325,700	1,205,400
Total current assets	14,096,000	15,365,600

Property and equipment, net	1,219,000	1,419,400
Operating lease right of use asset	1,761,500	2,108,700
Intangible assets, net	2,286,300	2,640,300
Goodwill	607,500	607,500
Other assets	506,400	491,200
Deferred income taxes	4,407,400	4,211,800
	$24,884,100	$26,844,500

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$1,673,900	$1,562,000
Accrued liabilities	2,324,800	1,866,200
Deferred revenue	1,667,300	1,659,700
Total current liabilities	5,666,000	5,087,900
Long-Term Liabilities:
Line of credit/Term loan	30,000,000	30,000,000
Notes payable, net	29,961,000	29,942,800
Deferred revenue	8,350,100	8,027,600
Operating lease liabilities	2,414,200	3,092,800
Other liabilities	2,175,200	1,739,500
Total long-term liabilities	72,900,500	72,802,700
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,571,861 and 3,539,744 shares issued and outstanding	19,612,800	14,790,500
Retained earnings (accumulated deficit)	(73,295,200)	(65,836,600)
Total shareholders’ equity (deficit)	(53,682,400)	(51,046,100)
	$24,884,100	$26,844,500

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Revenue:
Royalties	$19,004,800	$17,642,800	$76,352,800	$72,198,500
Leasing income	230,700	134,500	2,631,800	1,811,800
Merchandise sales	844,300	862,900	3,282,800	3,601,300
Franchise fees	437,800	362,800	1,525,800	1,545,600
Other	568,700	545,100	2,262,500	2,131,900
Total revenue	21,086,300	19,548,100	86,055,700	81,289,100
Cost of merchandise sold	786,300	816,700	3,104,400	3,379,200
Leasing expense	—	—	—	36,600
Provision for credit losses	—	—	—	(1,500)
Selling, general and administrative expenses	7,286,900	5,965,200	28,357,400	24,944,200
Income from operations	13,013,100	12,766,200	54,593,900	52,930,600
Interest expense	(612,900)	(693,600)	(2,446,800)	(2,856,900)
Interest and other income	273,800	295,100	988,500	1,150,300
Income before income taxes	12,674,000	12,367,700	53,135,600	51,224,000
Provision for income taxes	(2,714,100)	(2,784,600)	(11,481,500)	(11,269,800)
Net income	$9,959,900	$9,583,100	$41,654,100	$39,954,200
Earnings per share - basic	$2.79	$2.71	$11.73	$11.36
Earnings per share - diluted	$2.69	$2.60	$11.30	$10.89
Weighted average shares outstanding - basic	3,567,717	3,533,107	3,549,753	3,516,122
Weighted average shares outstanding - diluted	3,702,597	3,679,992	3,685,457	3,667,479

Winmark Corporation

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended
	December 27, 2025	December 28, 2024
OPERATING ACTIVITIES:
Net income	$41,654,100	$39,954,200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	392,700	445,300
Amortization of intangible assets	354,000	354,000
Provision for credit losses	—	(1,500)
Compensation expense related to stock options	2,283,300	1,988,000
Deferred income taxes	(195,600)	(159,400)
Operating lease right of use asset amortization	347,300	317,100
Tax benefits on exercised stock options	1,619,000	1,307,700
Change in operating assets and liabilities:
Receivables	(147,100)	138,900
Principal collections on lease receivables	—	104,700
Income tax receivable/payable	(1,986,200)	(1,372,800)
Inventories	35,100	(11,500)
Prepaid expenses	(120,300)	186,700
Other assets	(15,200)	(19,900)
Accounts payable	111,700	(157,400)
Accrued and other liabilities	233,900	(1,251,900)
Rents received in advance and security deposits	—	(28,000)
Deferred revenue	330,100	363,700
Net cash provided by operating activities	44,896,800	42,157,900
INVESTING ACTIVITIES:
Purchase of property and equipment	(192,300)	(194,900)
Net cash used for investing activities	(192,300)	(194,900)
FINANCING ACTIVITIES:
Payments on notes payable	—	(9,187,500)
Repurchases of common stock	(2,418,700)	—
Proceeds from exercises of stock options	4,957,800	5,033,700
Dividends paid	(49,112,700)	(38,865,900)
Net cash used for financing activities	(46,573,600)	(43,019,700)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,869,100)	(1,056,700)
Cash, cash equivalents and restricted cash, beginning of period	12,329,800	13,386,500
Cash, cash equivalents and restricted cash, end of period	$10,460,700	$12,329,800
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$2,415,700	$2,851,000
Cash paid for income taxes	$11,814,700	$11,168,700

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Condensed Balance Sheets to the total of the same amounts shown above:
	Year Ended
	December 27, 2025	December 28, 2024
Cash and cash equivalents	$10,295,700	$12,189,800
Restricted cash	165,000	140,000
Total cash, cash equivalents and restricted cash	$10,460,700	$12,329,800